As filed with the Securities and Exchange Commission on June 3, 1999
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ---------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              Quitman Bancorp, Inc.
                   ------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Georgia                                              58-2365866
-------------------------------                             --------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                             100 West Screven Street
                             Quitman, Georgia 31643
                                 (912) 263-7538
                            ------------------------
                    (Address of Principal Executive Offices)

                              Quitman Bancorp, Inc.
                             1999 Stock Option Plan
                            ------------------------
                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                           Malizia Spidi & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
               -------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================
                                                            Proposed
   Title of                             Proposed             Maximum         Amount of
 Securities To        Amount To     Maximum Offering   Aggregate Offering   Registration
 Be Registered      Be Registered    Price Per Share          Price             Fee
 -------------      -------------    ---------------   ------------------   ------------

 Common Stock
$.10 par value    66,125 shares(1)        (2)            $ 644,722(2)        $179.23
===========================================================================================

(1) The maximum number of shares of common stock issuable upon exercise of options granted or to be granted under the Quitman Bancorp, Inc. 1999 Stock Option Plan consists of 66,125 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions are being registered hereunder for which no additional fee is required.

(2) An aggregate of 66,125 shares are being registered hereby, of which 66,121 shares are under option at a weighted average exercise price of $9.75 per share ($644,680 in the aggregate). The remainder of such shares, which are not presently subject to options (4 shares), are being registered based upon the average of the bid and ask prices of the Common Stock of the Registrant as reported on the OTC Bulletin Board on June 1, 1999 of $10.53 per share ($42 in the aggregate) for a total offering of $644,722.


         Under Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the SEC.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 66,125 shares of Quitman Bancorp, Inc. (the "Company" or "Registrant") common stock, $.10 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiaries as compensation for services in accordance with the Quitman Bancorp, Inc. 1999 Stock Option Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on February 10, 1998 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C.
20549.

         The following  documents filed by the Company are  incorporated in this
Registration   Statement  and  the  Prospectus   constituting  Part  I  of  this
Registration Statement:

         (1) The Company's Registration Statement on Form SB-2 (No. 333-43063) filed with the Commission on December 23, 1997 and amendments thereto;

         (2) The Company's Annual Report on Form 10-KSB filed for the fiscal year ended September 30, 1998, as filed with the Commission;

         (3) The Company's Quarterly Report on Form 10-QSB for the quarters ended December 31, 1998 and March 31, 1999, respectively, as filed with the Commission;

         (4) The Company's Definitive Proxy Statement related to the 1999 Annual Meeting of Stockholders, as filed with the Commission;

         (5) The Company's Definitive Proxy Statement related the Special Meeting of Stockholders held on April 13, 1999, as filed with the Commission; and

         (6) The Company's Registration Statement on Form 8-A as filed with the Commission on February 10, 1998

         All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
------

         Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such.

         Section 8 of the Articles of Incorporation of the Company, require indemnification of directors, officers, employees or agents of the Company to the full extent permissible under Georgia law.

         The registrant believes that these provisions assist the registrant in, among other things, attracting and retaining qualified persons to serve the registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the registrant and effectively reduce the ability of stockholders to sue on behalf of the registrant because certain suits could be barred or amounts that might otherwise be obtained on behalf of the registrant could be required to be repaid by the registrant to an indemnified party.

         The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify the person against such liability under the provisions of the Articles of Incorporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------

         Not Applicable.

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------

         (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quitman in the State of Georgia, on the 2nd day of June, 1999.

                                      QUITMAN BANCORP, INC.


                                      By:  /s/ Melvin E. Plair
                                           -------------------------------------
                                           Melvin E. Plair
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Quitman Bancorp, Inc., do hereby severally constitute and appoint Melvin E. Plair as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Melvin E. Plair may deem necessary or advisable to enable Quitman Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 relating to the registrant, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, this Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Melvin E. Plair shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



By:   /s/Claude R. Butler                  By:  /s/ Melvin E. Plair
      ----------------------------------        -------------------------------------
      Claude R. Butler                          Melvin E. Plair
      Chairman of the Board and Director        President and Chief Executive Officer
                                                (Principal Executive Officer and
                                                Financial Officer)

Date: June 2, 1999                              Date: June 2, 1999


By:  /s/ Robert L. Cunningham, III         By:  /s/ Peggy L. Forgione
     -----------------------------------        -------------------------------------
     Robert L. Cunningham, III                  Peggy L. Forgione
     Vice Chairman and Director                 Vice President and Controller
                                                (Principal Accounting Officer)

Date: June 2, 1999                              Date: June 2, 1999


By:  /s/Walter B. Holwell
     -----------------------------------
     Walter B. Holwell
     Director

Date: June 2, 1999


By:  /s/John W. Romine
     -----------------------------------
     John W. Romine
     Director

Date: June 2, 1999


By:  /s/Daniel M. Mitchell, Jr.
     -----------------------------------
     Daniel M. Mitchell, Jr.
     Director

Date: June 2, 1999

                                INDEX TO EXHIBITS


Exhibit          Description
-------          -----------

  4.1            Quitman Bancorp, Inc.
                 1999 Stock Option Plan

  4.2 Form of Stock Option Agreement to be entered into with respect to Incentive Stock Options

  4.3 Form of Stock Option Agreement to be entered into with Directors with respect to Non-Incentive Stock Options

  4.4            Form of Stock Award Tax Notice

  5.1 Opinion of Malizia Spidi & Fisch, P.C. as to the validity of the Common Stock being registered

 23.1 Consent of Malizia Spidi & Fisch, P.C. (appears in their opinion filed as Exhibit 5.1)

 23.2            Consent of Stewart, Fowler & Stalvey, P.C.

 24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein